Exhibit 99.1

Momentus Completes All Requirements of the National Security Agreement (NSA)

January 31, 2024

NSA Terminated by Committee on Foreign Investment in the United States

SAN JOSE, Calif.--(BUSINESS WIRE)--Jan. 31, 2024-- Momentus Inc. (NASDAQ: MNTS) ("Momentus" or the "Company"), a U.S. commercial space company that offers satellite buses and in-space infrastructure services including transportation, hosted payloads, and other in-orbit services, today announced that the company has been informed by the U.S. Department of the Treasury that following the Company’s completing all requirements of the National Security Agreement (NSA) it entered with Momentus in July 2021 the Committee on Foreign Investment in the United States (CFIUS) has approved the Company’s exit from the agreement and its termination.

“The end of the CFIUS process is an enormous positive step for Momentus that culminates more than two years of intensive work by everyone in the Company. I am incredibly appreciative not just of all of their efforts, but also of the U.S. Government’s recognition that our achievements warranted ending the National Security Agreement at this time,” said Momentus Chairman and Chief Executive Officer John Rood. “Momentus has now emerged from this rigorous process clear of any lingering security concerns.”

“Over the course of the past two and half years, Momentus worked closely with the CFIUS Monitoring Agencies to implement a National Security Agreement. Third-party monitoring and validation occurred throughout to assess effectiveness and develop a record of performance,” said Momentus Chief Security Officer Jason Garkey. “This close collaboration included divestment of the original foreign Chief Executive Officer and investors; implementing, monitoring and testing increased cybersecurity measures; and a complete zero-based review and improvement of the Company’s export control program. External audits provided further confirmation that we established effective systems worthy of external scrutiny. The CFIUS process required Momentus to mature its business procedures much faster than a typical early-stage company and accelerated capability development. We view this achievement as a significant milestone and confirmation of the Company’s commitment to national security.”

Momentus has flown four missions, deployed 17 customer payloads, and provided hosted payload services. Last year, the Company completed initial in-space testing of its pioneering spacecraft engine that uses water as a propellant and a new kind of solar array that utilizes flexible solar cell technology. Momentus is currently working with the Space Development Agency on a Small Business Innovation and Research Contract to modify its Vigoride spacecraft for defense applications. The Company also offers its M-series satellite buses built on Vigoride’s flight-proven technology.

About Momentus

Momentus is a U.S. commercial space company that offers satellite buses and in-space infrastructure services including transportation, hosted payloads, and other in-orbit services.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward- looking statements include, but are not limited to, statements regarding Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 8, 2023, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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Media: press@momentus.space
Investors: investors@momentus.space

Source: Momentus Inc.